INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to Registration Statement No. 333-48456 of the Met Investors Series Trust (the "Trust") on Form N-1A of our report dated February 11, 2002, appearing in the annual report to shareholders of Lord Abbett Bond Debenture Portfolio of the Trust for the year ended December 31, 2001, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.



DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 15, 2002